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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

19 December 2001

Mr. Stefan Allesch-Taylor
HTTP Technology, Inc.
46 Berkeley Square
London
W1J 5AT

Dear Sir:

RADICAL TECHNOLOGY PLC

    We hereby consent to the use of our Auditors' Report, dated 31 May 2000, to the shareholders of the above company for the year ended 31 March 2000 in the SB2 filing.

Yours Faithfully,

/s/ LEES
LEES